Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
Foot Locker, Inc.:

We consent to the incorporation by reference in the following registration statements of Foot Locker, Inc. and subsidiaries of our reports dated March 30, 2015, with respect to the consolidated balance sheets of Foot Locker, Inc. and subsidiaries as of January 31, 2015 and February 1, 2014, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended January 31, 2015, and the effectiveness of internal control over financial reporting as of January 31, 2015, which reports appear in the January 31, 2015 annual report on Form 10-K of Foot Locker, Inc. and subsidiaries.

Form S-8 No. 33-10783
Form S-8 No. 33-91888
Form S-8 No. 33-91886
Form S-8 No. 33-97832
Form S-8 No. 333-07215
Form S-8 No. 333-21131
Form S-8 No. 333-62425
Form S-8 No. 333-33120
Form S-8 No. 333-41056
Form S-8 No. 333-41058
Form S-8 No. 333-74688
Form S-8 No. 333-99829
Form S-8 No. 333-111222
Form S-8 No. 333-121515
Form S-8 No. 333-144044
Form S-8 No. 333-149803
Form S-3 No. 33-43334
Form S-3 No. 33-86300
Form S-3 No. 333-64930
Form S-8 No. 333-167066
Form S-8 No. 333-171523
Form S-8 No. 333-190680
Form S-8 No. 333-196899

/s/ KPMG LLP

New York, New York
March 30, 2015